UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 7, 2016

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549
 (Address of principal executive offices) (Zip Code)

(408) 765-8080
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
             (d)     Election of New Director
On July 7, 2016, the company's Board of Directors elected Dr. Tsu-Jae King Liu as a member of the Board, effective immediately.  The Board has determined that Dr. Liu qualifies as "independent" in accordance with the published listing requirements of NASDAQ.  Dr. Liu has not been appointed to any Board Committees at this time.
Dr. Liu, 53, holds a distinguished professorship endowed by TSMC in the Department of Electrical Engineering and Computer Sciences at the University of California, Berkeley.  Dr. Liu also serves as Associate Dean for Academic Planning and Development, in the College of Engineering at U.C. Berkeley, and she previously served as Chair of the Department of Electrical Engineering and Computer Sciences.  Dr. Liu has nearly 20 years of experience in higher education in a range of faculty and administrative roles, including as Associate Dean for Research in the College of Engineering.  Her achievements in teaching and research have been recognized by a number of awards, most recently the Semiconductor Industry Association University Research Award.  Dr. Liu served on the board of the Center for Advancing Women in Technology from October 2014 to May 2016.  She received her B.S., M.S. and Ph.D. degrees in Electrical Engineering from Stanford University.
Dr. Liu will receive the standard compensation amounts payable to non-employee directors of the company.  Pursuant to these arrangements, commencing in July 2016, Dr. Liu will be paid an annual retainer of $90,000 (in addition to any committee fees), which will be pro-rated for her first year of service.  In addition, in July 2016 she will be granted non-employee director outperformance restricted stock units and restricted stock units, with a cumulative market value on the grant date of approximately $110,000 which is pro-rated from the annual awards granted to non-employee directors, and which will vest on the same schedule as annual awards granted to non-employee directors in January 2016, subject to continued service as a director.
Dr. Liu and the company also will enter into the company's standard form of directors' indemnification agreement, pursuant to which the company agrees to indemnify its directors to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement.

Item 7.01      Regulation FD Disclosure.
The company's press release announcing the election of Dr. Liu is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.
             (d)     Exhibits
             The following exhibit is furnished as part of this Report.
Exhibit Number	Description
99.1	Press Release dated July 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)

/s/ Suzan A. Miller
Suzan A. Miller
Date: July 12, 2016	Vice President, Deputy General Counsel and Corporate Secretary